Exhibit 99.1

Callan JMB Reports Full Year 2025 Financial Results and Provides Business Update

The Company Deepened its Government Relationships at Both State and Federal Levels, Particularly to Support Onshoring Initiatives, While Reinforcing the Strength and Stability of Core Emergency Preparedness Operations

Built Momentum Across Several Growth Initiatives with Healthcare and Food Manufacturing Partners

SPRING BRANCH, Texas, March 31, 2026 — Callan JMB INC. (NASDAQ: CJMB) (“Callan JMB” or the “Company”), an integrative logistics company empowering the healthcare industry and emergency management agencies through fulfillment, storage, monitoring, and cold chain logistics services, today announced its financial results for the full year ended December 31, 2025 and is providing shareholders with a business update.

“Throughout 2025 and into the new year, while our emergency preparedness business has remained the core to our operations there are several critical initiatives Callan JMB is actively pursuing with significant growth potential,” commented Wayne Williams, CEO, Chairman & Founder of Callan JMB. “Our long history and established relationships across both the state and federal levels continue to be a driver for us as potential partners seek out our knowledge and expertise. While we are focused on maintaining exceptional service levels in emergency preparedness, we are also expanding our pharmaceutical logistics and specialty distribution operations, as well as advancing U.S. onshoring initiatives. Callan JMB operates at the rigorous quality standards required for pharmaceutical distribution and our recent partnership with Attune represents a meaningful acknowledgement of our leadership in this space.”

“As we look ahead into the remainder of 2026, we are focused on strengthening our core infrastructure, scaling our readiness capabilities, and advancing our strategic growth initiatives in high velocity sectors such as healthcare and food logistics. We are committed to long-term shareholder value creation by building a resilient, mission-driven organization positioned at the center of critical healthcare and national preparedness supply chains,” concluded Mr. Williams.

Business Highlights to Date:

●	Signed a manufacturing oversight, federal deployment, and commercialization agreement of multi-asset therapeutic pipeline with Biostax Corp d/b/a Attune Biotech Inc. (“Attune”), a clinical-stage biopharmaceutical company with a diversified therapeutic pipeline, to serve as independent third-party overseer of Attune’s manufacturing, quality assurance and control, and deployment operations for Attune’s pipeline of multiple clinical and commercial-stage assets whose focus is on addressing significant unmet medical needs.
●	Advanced multiple growth initiatives with global healthcare manufacturing leaders.

○	Established a joint venture with Revival Health, to integrate logistics, shipping systems, bioservices, and data infrastructure to support Revival Health’s imports and U.S.-based manufacturing.
○	Launched Callan JMB Services (India) Private Limited with planned temperature-controlled warehouse in Pune, Maharashtra for pharmaceutical storage and distribution.
○	Secured an agreement with Walker’s Pharmaceuticals Ltd. and working with additional Indian companies to facilitate U.S. market entry and manufacturing plant establishment.
○	Entered a preliminary agreement with the maker of an oral drug delivery system to install its innovative manufacturing equipment in Callan JMB’s cGMP facility in Texas.

●	Strengthened core emergency preparedness operations, further deepening both state and federal relationships.

○	Extended emergency preparedness contract with the City of Chicago through June 2026 with $1.5 million funding increase, bringing total contract value to $9.1 million.
○	Awarded a second five-year contract by the Oregon Health Authority (OHA) for medical emergency preparedness and response services.
○	Appointed former Assistant Commissioner of the Chicago Department of Public Health, Christopher Shields, as Senior Vice President, Emergency Preparedness & Response/Government Affairs.
○	Supported Texas and New Mexico in the response to measles outbreak in each state by redistributing doses of the MMR II vaccine from Chicago to their respective states.
○	Announced a new comprehensive lease program for vaccine management that enables government agencies and private organizations to provide crucial immunizations without the economic burden of purchasing the necessary equipment outright.
○	Successful administration of immunizations across 44 Tennessee counties through its partnership with Health Hero Tennessee out of a dedicated operations center set up by Callan JMB.

●	Entered the food sampling sector by expanding the Company’s reclamation operations.
●	Upgraded the proprietary Sentry Monitoring System, transitioning from Java to HTML5 to enable healthcare facilities and emergency management agencies to monitor temperature-sensitive pharmaceutical storage from any web-enabled device without downloading additional software.

Financial Highlights for the Full Year Ended December 31, 2025:

●	Revenues for the twelve months ended December 31, 2025, was $5.7 million compared to $6.6 million for the twelve months ended December 31, 2024. The decrease in revenue was due to the decrease in demand for our emergency preparedness services by certain states and local governments.
●	Cost of revenues for the twelve months ended December 31, 2025, was $3.6 million compared to $4 million for the twelve months ended December 31, 2024. The decrease in cost of revenue was primarily attributed to a decrease in revenue.
●	Gross profit for the twelve months ended December 31, 2025, was $2.1 million compared to $2.6 million for the twelve months ended December 31, 2024.
●	SG&A expenses for the twelve months ended December 31, 2025, were $8.6 million compared to $4.8 million for the twelve months ended December 31, 2024. The increase was primarily driven by increases in professional fees to support the Company’s initial public offering and becoming a public entity, as well as increases in information technology support costs.
●	Loss from operations for the twelve months ended December 31, 2025, was $7.0 million compared to a loss of $2.3 million for the twelve months ended December 31, 2024.
●	Cash and cash equivalents for the period ended December 31, 2025, were $2.1 million.

About Callan JMB Inc.

Callan JMB Inc. is an integrative logistics company empowering the healthcare industry and emergency management agencies through fulfillment, storage, monitoring, and cold chain logistics services to secure medical materials and protect patients and communities with compliant, safe, and effective medicines. Our combined expertise in supply chain logistics, thermodynamics, biologics, inventory management, regulatory compliance and emergency preparedness is unparalleled in the industry. We offer a gold standard in client experience with customizable interfaces, next-level reliability in shipping and environmental sustainability in our specialty packaging.

Forward-Looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs, such as “will,” “should,” “would,” “may,” and “could,” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Registration Statement Under the Securities Act of 1933 on Form S-1, including but not limited to the discussion under “Risk Factors” therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

Investor Contacts:

Valter Pinto, Managing Director

KCSA Strategic Communications

CallanJMB@kcsa.com

212.896.1254

CALLAN JMB INC.

(Formerly known as Coldchain Technology Services, LLC)

CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2025 and 2024

	2025	2024
Assets
Current Assets:
Cash and cash equivalents	$2,130,758	$2,097,945
Accounts receivable, net of allowance for credit losses of $61,675 and $64,000, respectively	343,246	622,914
Inventory	243,285	158,362
Related party loans	-	18,669
Tax refund receivable	-	6,377
Other current assets	341,311	278,896
Deferred offering costs	-	136,025
Total current assets	$3,058,600	3,319,188
Right of use assets – operating lease	1,917,563	883,029
Property and equipment, net of accumulated depreciation of $760,655 and $608,703, respectively	799,538	876,682
Security deposit	-	3,650
Total assets	$5,775,701	$5,082,549

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$564,014	$371,661
Accrued expenses	502,183	506,381
Corporate taxes payable	23,085	23,000
Deferred revenue	-	94,097
Right of use liability – operating lease	323,935	279,176
Total current liabilities	1,413,217	1,274,315
Right of use liability – operating lease	1,663,229	628,274
Derivative liability	371,216	-
Deferred tax liabilities	-	6,602
Total long-term liabilities	$2,034,445	634,876
Total liabilities	$3,447,662	1,909,191
Commitments and contingencies – Note 7
Stockholders’ Equity
Preferred stock - authorized 10,000,000 shares, $0.001 par value; zero issued and outstanding as of December 31, 2025 and December 31, 2024	-	-
Common stock - authorized 190,000,000 shares, par value $0.001 par value; 4,858,663 issued and outstanding as of December 31, 2025 and 3,000,000 December 31, 2024	4,860	3,000
Additional paid in capital	12,583,193	5,464,006
Accumulated deficit	(10,260,014)	(2,293,648)
Total stockholders’ equity	$2,328,039	$3,173,358
Total liabilities and stockholders’ equity	$5,775,701	$5,082,549

The accompanying notes are an integral part of these consolidated financial statements.

CALLAN JMB INC.

(Formerly known as Coldchain Technology Services, LLC)

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2025 and 2024

	2025	2024
Revenue	$5,723,178	$6,563,412
Cost of revenue	3,618,637	4,000,149
Gross profit	2,104,541	2,563,263
Selling, general and administrative expenses	8,597,032	4,838,077
Impairment loss on property and equipment	542,088	-
Income (Loss) from operations	(7,034,579)	(2,274,814)
Other income (expenses)
Interest income	8,691	11,904
Interest expense	(2,675)	(5,372)
ELOC facility transaction expenses	(569,552)	-
Changes in fair value of derivative liability (see Note 8)	(371,216)	-
Total other income (expenses)	(934,752)	6,532
Income (Loss) before income taxes	(7,969,331)	(2,268,282)
Provision (benefit) for income taxes	(2,965)	25,366
Net income (loss)	$(7,966,366)	$(2,293,648)
Weighted average common shares outstanding – basic and diluted (See Notes 3 and 4)	4,379,624	2,630,137
Net loss per common share - basic and diluted (See Notes 3 and 4)	$(1.82)	$(0.87)

The accompanying notes are an integral part of these consolidated financial statements.

CALLAN JMB INC.

(Formerly known as Coldchain Technology Services, LLC)

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2025 and 2024

	2025	2024
Cash flows from operating activities:
Net loss	$(7,966,366)	$(2,293,648)
Adjustment to reconcile net loss to net cash provided by (used in) operating activities:
Provision (Recovery) for credit losses	230,190	(131,000)
Depreciation and amortization	151,952	143,691
Changes in fair value of derivative liability	371,216	-
Other non-cash expenses relating to ELOC Facility	519,552	-
Stock based compensation	1,559,756	-
Impairment loss on property and equipment	542,088	-
Changes in operating assets and liabilities:
Accounts receivable	49,478	2,407,236
Inventory	(84,923)	(43,623)
Tax refund receivable	6,377	(6,377)
Other current assets	(58,765)	(42,909)
Operating lease liabilities	45,180	15,514
Accounts payable and accrued expenses	188,155	461,958
Deferred revenue	(94,097)	73,909
Corporate taxes payable	85	(44,000)
Deferred tax liabilities	(6,602)	(398)
Net cash provided by (used in) operating activities	$(4,546,724)	$540,353
Cash flows used in investing activity:
Purchase of property and equipment	(616,896)	(46,167)
Net cash used in investing activity	$(616,896)	$(46,167)
Cash flows from (used in) financing activities:
Related party receivable	-	3,300
Related party loans	18,669	(17,073)
Deferred offering costs	136,025	(111,025)
Partner distributions	-	(3,328,254)
Net change note payable	-	(98,809)
Proceeds from IPO and overallotment, net	4,543,989	-
Proceeds from offering of ELOC shares	497,750	-
Net cash provided by (used in) financing activities	$5,196,433	$(3,551,861)
Increase (decrease) in cash and cash equivalents	32,813	(3,057,675)
Cash and cash equivalents at beginning of period	2,097,945	5,155,620
Cash and cash equivalents at end of period	$2,130,758	$2,097,945
Supplemental disclosures of cash flow information:
Cash paid for interest	$2,675	$5,372
Initial recognition of derivative liability	974,309	-
Right of use assets acquired and corresponding operating lease liability	$708,321	$-
Right-of-use assets and corresponding lease liabilities due to lease modifications	$628,407	$900,133
Reduction in allowance for credit losses	-	$163,000
Membership exchange for common stock	$-	$5,410,007
Fair value of Stock Warrants issued at IPO	$144,358	$-
Deferred offering costs charged to additional paid-in-capital	$136,025	$-
Par value of shares issued for restricted stock award units vesting	$75	$-
Commitment shares adjustment to APIC	$78,000	$-
Other non-cash ELOC expenses	$441,552	$-

The accompanying notes are an integral part of these consolidated financial statements.